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                                                                    EXHIBIT 23-A

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of National Steel Corporation for the registration of 300,000,000 National Steel Corporation First Mortgage Bond 9-7/8% Series D due 2009 and to the incorporation by reference therein of our report dated January 28, 1999, with respect to the consolidated financial statements and schedule of National Steel Corporation included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP

Indianapolis, Indiana
May 14, 1999